UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

       Date of Report (Date of Earliest Event Reported): January 21, 2005

                       WORLDTEQ GROUP INTERNATIONAL, INC.
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                                    000-27243
                                   ----------
                            (Commission File Number)

                                   03-7392107
                                   ----------
                      (I.R.S. Employer Identification No.)

                    30 West Gude Drive, Rockville, MD 20850
              ----------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (240) 403-2000
                                ---------------
              (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Worldteq Group International, Inc., a Nevada corporation (the "Registrant"), in connection with the matters set forth below.

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

On January 21, 2005, the Registrant executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Harbin Yinhai Technology Development Company Ltd., a corporation organized and existing under the laws of the Peoples' Republic of China ("Yinhai"), and Progressive Media Group, Inc., XCL Partners, Inc., Aero Financial, Inc. and Triple S Parts, Inc. (collectively, the "Consultants").

Pursuant to and at the closing of the Agreement, the shareholders of Yinhai (the "Yinhai Shareholders") will exchange all of their shares of registered capital of Yinhai for 12,211,857 shares of common stock of the Registrant, or approximately 90% of the Registrant's then outstanding shares of common stock. Upon completion of the exchange, the registered capital of Yinhai will be transferred to the Registrant, and Yinhai will become a wholly-owned subsidiary of the Registrant. An executed copy of the Agreement is attached hereto as
Exhibit  10.1.

Yinhai is a commercial printing company located in Harbin, Peoples' Republic of China, that, among other things, prints forms for use by banks in the Harbin area, and it has approximately 200 employees. It had unaudited revenue of approximately US$8.6 million in fiscal 2003, and net income of approximately US$1.57 million.

The Agreement contemplates that the exchange transaction will not immediately be consummated, but will close within three days after the satisfaction or waiver of the conditions precedent set forth in the Agreement. The conditions precedent include customary closing conditions for a transaction of this type, as well as a condition that the Registrant will have consummated a 30:1 reverse stock split prior to closing in compliance with the provisions of NRS 78.2055, WTEQ shall have no material liabilities at closing, as such term is defined by U.S. generally accepted accounting principles, and Yinhai shall have delivered to WTEQ audited financial statements and an audit report thereon for the year ended December 31, 2004.

Pursuant to an Escrow Agreement, dated January 13, 2005 (the "Escrow Agreement"), the terms and conditions on which the $350,000 payment will be made at closing by Yinhai and/or the Yinhai Shareholders to the Consultants are set forth, such payment being made for consulting services relating to business development, the plan of exchange and general corporate strategies relating to public companies, as well as balance sheet restructuring. The relationship between the Consultants and Yinhai is set forth in a Client Consulting Services Agreement (the "Consulting Agreement"), a copy of which is attached hereto as
Exhibit  10.2.

After the closing, the Registrant intends to amend its Articles of Incorporation in order to change its corporate name to such name as may be designated by Yinhai. In addition, the Registrant will effect a change of its trading symbol to such new ticker symbol as the NASDAQ may designate.

As a legal matter, the exchange transaction will become effective when Articles of Exchange are filed with the Secretary of State of the State of Nevada pursuant to the Nevada Revised Statutes Section 92A-200.

The execution of the Agreement will have several important consequences for the Registrant. First, the Registrant anticipates filing a Schedule 14F-1 with the Commission as promptly as practicable, so that ten days thereafter, there may be a change in the majority of directors of the Registrant at the closing. The names of the director candidates to be nominated by Yinhai, their security holdings and other background information required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, will be disclosed in such
Schedule 14F-1 filing. Second, in connection with the signing of the Agreement, Yinhai and/or the Yinhai Shareholders will make an additional payment of $300,000 in escrow. At the closing, a total of $350,000 shall be paid by the Escrow Agent to the Consultants.

Third, the Registrant, after closing, will file a preliminary Information Statement on Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, with the Commission in connection with a proposal to amend its Articles of Incorporation to change the name of the Registrant from Worldteq Group International, Inc. to such name as may be designated by Yinhai. The proposal will not be effective before the mailing or delivery of a definitive Information Statement on Schedule 14C to shareholders at least 20 days prior to the date on which the action is proposed to take effect.

The Registrant currently has issued and outstanding 40,706,190 shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "WTEQ".


CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDTEQ  GROUP  INTERNATIONAL,  INC.


By:    /s/ Jeffrey  Lieberman
       ----------------------
       Jeffrey  Lieberman
       President


Date:  January 26, 2005



                                  EXHIBIT INDEX

Exhibit
Number             Description
------             -----------

10.1               Plan  of  Exchange,  dated  January 21, 2005
10.2               Client  Consulting  Services  Agreement